UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 28, 2021

TPT Global Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101
(Address of Principal Executive Offices) (Zip Code)

(619)301-4200
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2021, TPT Global Tech, Inc. (the “Company” or “TPT Global Tech") signed a Common Stock Purchase Agreement (“Stock Purchase Agreement”) whereby An Institutional Investor (“Institutional Investor”) shall purchase, from time to time, as provided in the Stock Purchase Agreement, and the Company shall issue and sell up to $5,000,000 of the Company’s common stock, in the Company’s sole discretion, after appropriate common shares of the Company’s common stock are registered with the Securities and Exchange Commission in accordance with a Registration Rights Agreement dated May 28, 2021. According to the Stock Purchase Agreement, there is no minimum number of common shares required to be sold by the Company or purchased by Institutional Investor. Common shares to be sold are limited generally to the lessor of 200% of the average daily trading volume over the previous five business days from the purchase date, as defined, or $1,000,000, however this limitation can be waived by Institutional Investor. The Stock Purchase Agreement, although it contains a fixed share price option if agreed by the Company and Institutional Investor, will be at a 15% discount to market.

The Company may have multiple closings, as desired, and proceeds will be available five business days from each purchase date. The Company intends to use the proceeds from any sells of common stock for debt reduction, completion of the Company’s 4G +/5G network expansion plan throughout its TPT Global Tech subsidiary TPT SpeedConnect Midwestern network, launching of its TV and social media platforms, further deployment of its QuikLAB™ & QuikPASS™ Point-Of-Care Technology products across the United States and abroad, as well as support of general and administrative expenses and general working capital.

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On May 21, 2021, the Company issued a press release entitled “TPT Global Tech, Inc's. Subsidiary, "TPT SpeedConnect", Announces the Completion of its First 3GHz Network Deployment adding another Valuable Technology as the Company Continues to Upgrade its 5GHz and 2GHz Rural Broadband Network.” A copy of the press release is attached hereto as Exhibit 99.1.

On May 24, 2021, the Company issued a press release entitled “TPT Global Tech, Inc's. Subsidiary, "Blue Collar Productions, Inc.," Announces Bounce Back From Pandemic Slowdown With Surge Of New Business Growth!” A copy of the press release is attached hereto as Exhibit 99.2.

On June 1, 2021, the Company issued a press release entitled “TPT Global Tech Signed A Common Stock Purchase Agreement Whereby A Southern California Institutional Investment Fund Will Invest Up To $5M As the Company Explores Up Listing to Major US Stock Exchange.” A copy of the press release is attached hereto as Exhibit 99.3.

On June 7, 2021, the Company issued a press release entitled “&B Legend Larry “D”Dodson to Host TPT Global Tech’s Concert Production “Back to Life, Back to Reality” in Tunica, Mississippi.” A copy of the press release is attached hereto as Exhibit 99.4.

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Common Stock Purchase Agreement dated May 28, 2021
10.2	Registration Rights Agreement dated May 28, 2021
99.1	Press Release dated May 21, 2021
99.2	Press Release dated May 24, 2021
99.3	Press Release dated June 1, 2021
99.4	Press Release dated June 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

Date: June 9, 2021	By:	/s/ Stephen J. Thomas III
Stephen J. Thomas III,
Title: Chief Executive Officer